                                                                 EXHIBIT 10.28


                      COMPLETE RESTATEMENT AND AMENDMENT
                                      OF
                          AVERY DENNISON CORPORATION
                      EXECUTIVE DEFERRED RETIREMENT PLAN
                    ======================================






                               December 23, 1994

                                                           TABLE OF CONTENTS
----------------------------------------------------------------------------

                                                           PAGE
                                                           ----
ARTICLE 1:  PURPOSE                                           1

ARTICLE 2:  DEFINITIONS AND CERTAIN PROVISIONS                1

ARTICLE 3:  ADMINISTRATION OF THE PLAN                        7

ARTICLE 4:  PARTICIPATION                                     8

            4.1   ELECTION TO PARTICIPATE
            4.2   EMPLOYER AUGMENTATION CONTRIBUTION
            4.3   DEFERRAL ACCOUNTS
            4.4   VALUATION OF ACCOUNTS
            4.5   STATEMENT OF ACCOUNTS
            4.6   EMPLOYER SPECIAL CONTRIBUTIONS

ARTICLE 5:  BENEFITS                                         16

            5.1   RETIREMENT BENEFIT
            5.2   DISABILITY
            5.3   TERMINATION BENEFIT
            5.4   SURVIVOR BENEFITS
            5.5   EMERGENCY BENEFIT
            5.6   SMALL BENEFIT
            5.7   WITHHOLDING; UNEMPLOYMENT TAXES
            5.8   MAXIMUM PAYOUT PERIOD
            5.9   DISCOUNTED CASH OUT ELECTION

ARTICLE 6:  BENEFICIARY DESIGNATION                          25

ARTICLE 7:  AMENDMENT OR TERMINATION OF PLAN                 26

ARTICLE 8:  MISCELLANEOUS                                    26

            8.1   GENERAL CREDITOR
            8.2   OBLIGATIONS TO EMPLOYER
            8.3   NONASSIGNABILITY
            8.4   EMPLOYMENT NOT GUARANTEED
            8.5   PROTECTIVE PROVISIONS
            8.6   GENDER, SINGULAR & PLURAL
            8.7   CAPTIONS
            8.8   VALIDITY
            8.9   NOTICE
            8.10  APPLICABLE LAW

                    COMPLETE RESTATEMENT AND AMENDMENT OF
                          AVERY DENNISON CORPORATION
                      EXECUTIVE DEFERRED RETIREMENT PLAN
             ====================================================


                                   ARTICLE I
                                    PURPOSE

          The purpose of this Executive Deferred Retirement Plan (the "Plan") is to provide a means whereby Avery Dennison Corporation, a Delaware corporation (the "Company"), may afford financial security to a select group of key management employees of the Company and its subsidiaries who have rendered and continue to render valuable services to the Company or its subsidiaries which constitute an important contribution towards the Company's continued growth and success, by providing for additional future compensation so that these employees may be retained and their productive efforts encouraged.

                                   ARTICLE 2
                      DEFINITIONS AND CERTAIN PROVISIONS

          Annual Base Salary. "Annual Base Salary" means with respect to a
          ------------------
Participant for any Plan Year such Participant's fixed, basic, straight time, and regularly recurring wages and salary, any payments for overtime hours, vacation pay, compensation paid in lieu of vacation, and holiday pay; but
                                                                    -
excluding all Bonus, long-term incentive cash awards, other discretionary bonuses, severance allowances, forms of incentive compensation, Savings Plan or
       -
other qualified plan contributions made by the Company, Retirement Plan or other qualified plan benefits, retainers, insurance premiums or benefits, reimbursements, and all other payments.

          Authorization Form. "Authorization Form" means the authorization form
          ------------------
which an Eligible Employee files with the Company to participate in a Benefit Unit under the Plan.

          Beneficiary. "Beneficiary" means the person or persons designated as
          -----------
such in accordance with Article 6.

          Benefit Deferral Period. "Benefit Deferral Period" means that period
          -----------------------
of four (4) or eight (8) Plan Years as determined pursuant to Article 4 over which a Participant defers all or a portion of such Participant's Direct Cash Compensation with respect to a Benefit Unit.

          Benefit Unit. "Benefit Unit" means a unit enrolled in by a Participant
          ------------
pursuant to Article 4 providing the benefits described in Article 5. Each Benefit Unit will be covered by a separate Authorization Form.

          Bonus. "Bonus" means with respect to a Participant for any Plan Year
          -----
the bonus paid to the Participant in such Plan Year under the Bonus Plan on account of services rendered to the Company during the immediately preceding Plan Year.

          Bonus Plan. "Bonus Plan" means all annual bonus plans sponsored by the
          ----------
Company from time to time.

          Committee. "Committee" means the deferred compensation plan committee
          ---------
appointed to administer the Plan pursuant to Article 3.

          Cumulative Deferral Amount. "Cumulative Deferral Amount" means with
          --------------------------
respect to each Benefit Unit the total cumulative amount by which a Participant's Direct Cash Compensation will be reduced over the Benefit Deferral Period.

          Declared Rate. "Declared Rate" means the following rates of interest
          -------------
for Deferral Options A and B, respectively:

                   Option A. "Declared Rate" means with respect to any Plan
                   --------
Year the one hundred twenty (120) month rolling average rate of ten-year United States Treasury Notes. The one hundred twenty (120) month rolling average rate will be determined by an outside source selected by the Committee once for each Plan Year. This rate will be determined for each Plan Year as of the end of the month of October of the preceding Plan Year and will be the average of the rates in effect at the end of each month (as so indicated in "Yield & Yield Spreads-U.S. Government Securities by Maturity" published by Salomon Brothers unless the Committee elects to use another outside source) for the one hundred twenty (120) months ending with that October.

                   Option B. "Declared Rate" means with respect to any quarter
                   --------
of a Plan Year a rate of return (positive or negative) that is based on the actual performance of a specific Pacific Mutual Life Insurance Contract investment fund. At the end of each quarter of a Plan Year, Pacific Mutual Life Insurance Company will report to the Company the actual gross performance of each investment fund. The rate of return determined based on such gross performance for an investment fund, less an administrative charge of 0.2%, will be the Declared Rate for the investment fund for the quarter. At the discretion of the Committee, the Declared Rate may be determined on a monthly basis.

                   The Declared Rate choices for Option B are:

                   Declared Rate 1. This rate is based on the performance of the
                   ---------------
          Money Market Fund.

                   Declared Rate 2. This rate is based on the performance of the
                   ---------------
          Managed Bond Fund.

                   Declared Rate 3. This rate is based on the performance of the
                   ---------------
          Equity Index Fund.

                   Declared Rate 4. This rate is based on the performance of the
                   ---------------
          International Equity Fund.

Deferrals will not necessarily be invested by the Company in the foregoing investment funds, even though the actual performance of the investment fund will be used to measure the Declared Rate.

          Deferral Account.  "Deferral Account" means the account maintained on
          ----------------
the books of account of the Company for each Benefit Unit pursuant to Section
4.3.

          Deferral Option.  "Deferral Option" means the two deferral options
          ---------------
which are available under the Plan, Option A and Option B, as described in Articles 4 and 5.

          Direct Cash Compensation.  "Direct Cash Compensation" means for any
          ------------------------
date within a Plan Year the sum of (a) the Participant's Annual Base Salary as of the first day of the Plan Year plus (b) the Participant's Bonus paid in such Plan Year, but before reduction pursuant to this Plan.

          Disability.  "Disability" means any inability on the part of an
          ----------
Employee, commencing before age 64 1/2, as determined by the Committee, in its complete and sole discretion, to perform the substantial and material duties of his or her job due to injury or sickness lasting for more than one hundred eighty (180) consecutive days. Disability for purposes of this Plan shall be deemed to commence as of the first day following the end of such one hundred eighty (180) day period. If an Employee makes application for disability benefits under the Social Security Act, as now in effect or as hereafter amended, and qualifies for such benefits, the Employee shall be presumed to suffer from a Disability under this Plan. The Committee may require the Employee to submit to an examination by a physician or medical clinic selected by the Committee. On the basis of such medical evidence and in the absence of qualification for disability benefits under the Social Security Act, the determination of the Committee as to whether or not a condition of Disability exists shall be conclusive. To constitute Disability, the same must commence after the Employee has become a Participant in the Plan.

          Discounted Cash Out Election. "Discounted Cash Out Election" means the
          ----------------------------
written election by a Participant or Beneficiary in a form acceptable to the Committee to receive all or part of the Participant's Deferral Account pursuant to the terms and conditions of Section 5.9.

          Early Retirement. "Early Retirement" means with respect to any Benefit
          ----------------
Unit the termination of a Participant's employment with Employer for reasons other than death (a) between ages 55 and 65, and (b) after fifteen (15) years of employment with Employer and (c) after completing deferrals of one hundred percent (100%) of the Cumulative Deferral Amount for such Benefit Unit, excluding deferrals under Options A and B which are elected as a percentage of Bonus.

          Eligible Employee. "Eligible Employee" means an Employee who is
          -----------------
eligible to participate in Option A or Option B as provided in Section 4.1.

          Emergency Benefit. "Emergency Benefit" means the benefit that is
          -----------------
payable pursuant to Section 5.5 of the Plan.

          Employee. "Employee" means any person employed by the Employer on a
          --------
regular full-time salaried basis, including officers of the Employer.

          Employer. "Employer" means the Company and any of its wholly-owned
          --------
subsidiaries.

          Employer Augmentation Contribution. "Employer Augmentation
          ----------------------------------
Contribution" means the contribution made by the Employer pursuant to Section
4.2 of the Plan.

          Employer Special Contribution. "Employer Special Contribution" means
          -----------------------------
an Employer contribution to a Deferral Account required by Section 4.6 hereof.

          New Corporate Officer.  "New Corporate Officer" means a Participant
          ---------------------
with an Outstanding Benefit Unit who becomes a corporate officer of the Company.

          Non-Overlapping Benefit Deferral Period.  "Non-Overlapping Benefit
          ---------------------------------------
Deferral Period" means the portion of the Benefit Deferral Period with respect to an Overlapping Benefit Unit remaining after the expiration of the Benefit Deferral Period with respect to the Outstanding Benefit Unit with which the Overlapping Benefit Unit overlaps.

          Normal Retirement. "Normal Retirement" means with respect to any
          -----------------
Benefit Unit the termination of a Participant's employment with Employer for reasons other than death (a) on or after the Participant attains age 65 and (b) after completing deferrals of one hundred percent (100%) of the Cumulative Deferral Amount for such Benefit Unit, excluding deferrals under Options A and B which are elected as a percentage of Bonus.

          Outstanding Benefit Unit.  "Outstanding Benefit Unit" means a Benefit
          ------------------------
Unit, or a Benefit Unit under the Company's Executive Deferred Compensation Plan, with respect to which the Benefit Deferral Period has not_yet expired.

          Overlapping Benefit Unit.  "Overlapping Benefit Unit" means an
          ------------------------
Outstanding Benefit Unit entered into by a Participant at a time when the Participant is a Participant in another Outstanding Benefit Unit.

          Participant. "Participant" means an Eligible Employee who has filed a
          -----------
completed and executed Authorization Form with the Committee and is participating in the Plan in accordance with the provisions of Article 4.

          Plan Year. "Plan Year" means the fiscal year beginning December 1 and
          ---------
ending November 30.

          Rabbi Trust. "Rabbi Trust" means the trust described in Section 8.1.
          -----------

          Retirement Age. "Retirement Age" means the age attained by a
          --------------
Participant on the birthday that precedes the date when Participant ceases to be an Employee.

          Retirement Benefit. "Retirement Benefit" means benefits payable to a
          ------------------
Participant for a Benefit Unit when Participant has satisfied all of the requirements for Normal or Early Retirement (as defined in Article 2) with respect to that Benefit Unit.

          Retirement Plan. "Retirement Plan" means the Retirement Plan for the
          ---------------
Employees of Avery Dennison Corporation, as amended from time to time.

          Savings Plan. "Savings Plan" means the Avery Dennison Corporation
          ------------
Employee Savings Plan, as amended from time to time.

          Survivor Benefit. "Survivor Benefit" means those Plan benefits that
          ----------------
become payable upon the death of a Participant pursuant to the provisions of
Section 5.4.

          Termination Benefit. "Termination Benefit" means the lump sum amount
          -------------------
payable to a Participant who ceases to be an Employee pursuant to the provisions of Section 5.3.

                                   ARTICLE 3
                          ADMINISTRATION OF THE PLAN

          A deferred compensation plan committee consisting of three or more members shall be appointed by the Company's Chairman and Chief Executive Officer to administer the Plan and establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan and to interpret the provisions of the Plan, with any such interpretations to be conclusive. All decisions of the committee shall be by vote of at least a majority of its members and shall be final and binding. Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member's interest in the Plan as a Participant.

                                   ARTICLE 4
                                 PARTICIPATION

          4.1    Election to Participate. Any Eligible Employee may enroll in a
                 -----------------------
Benefit Unit under the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Authorization Form with the Committee during enrollment periods established by the Committee. Pursuant to said Authorization Form, the Eligible Employee shall irrevocably elect a Cumulative Deferral Amount by which the aggregate Direct Cash Compensation of such Participant will be reduced over the Benefit Deferral Period.

               (a) Option A. In order to participate in Option A, an Employee
                   --------
     must be at Salary Grade 12 or above, or selected by the Committee. Under Option A, an Eligible Employee must elect (i) a specific dollar amount of Annual Base Salary and/or (ii) a specific dollar amount and/or percentage of Bonus to be deferred each Plan Year for four years or eight years. If an Eligible Employee specifies a dollar amount of Bonus to be deferred and the dollar amount of Bonus is not equal to his actual Bonus payment in any Plan Year, the shortfall will be deducted from his Annual Base Salary over the remainder of the Plan Year in which such Bonus shortfall occurs. The first Bonus payment that an Eligible Employee may defer will be the Bonus he will earn in fiscal year 1992 which is payable in fiscal year 1993. The minimum annual deferral under Option A is $2,000. Deferrals made under Option A may not be switched to Option B.

               (b) Option B. In order to participate in Option B, an Employee
                   --------
     must be salary grade 12 or above, or be selected by the Committee. Under Option B, an Eligible Employee may elect to defer (i) a specific dollar amount from his Annual Base Salary and/or (ii) a specific dollar amount and/or percentage of Bonus for either four years or eight years. If an Eligible Employee specifies a dollar amount of Bonus to be deferred, and the dollar amount of Bonus is not equal to his actual Bonus payment in any Plan Year, the shortfall will be deducted from his Annual Base Salary over the remainder of the Plan Year in which such Bonus shortfall occurs. The first Bonus payment that an Eligible Employee may defer will be the Bonus he will earn in fiscal year 1992 which is payable in fiscal year 1993. The minimum annual deferral under Option B is $2,000. Deferrals made under Option B may not be switched to Option A.

               (c) Maximum Deferral. The maximum amount of Direct Cash
                   ----------------
     Compensation that may be deferred under Option A plus Option B shall be (i) 100% of current Annual Base Salary for an Eligible Employee who defers for four years; and (ii) 150% of current Annual Base Salary for an Eligible Employee who defers for eight years.

               (d) Accelerated Reduction. Prior to the beginning of any Plan
                   ---------------------
     Year in any Benefit Deferral Period as to which there are two or more Plan Years remaining, a Participant may elect in a written notice filed with the Committee to increase the amount of the reduction of Direct Cash Compensation otherwise provided for any of the Plan Years remaining in such Benefit Deferral Period; provided, however, that any such increase in the reduction of Direct Cash Compensation for any remaining Plan Years in the Benefit Deferral Period shall not increase the Cumulative Deferral Amount for the Benefit Deferral Period, but shall act to shorten the length of the Benefit Deferral Period, unless the Participant elects in such written notice to apply the increased reduction in Direct Cash Compensation for any Plan Year as a credit against the reductions in Direct Cash Compensation that otherwise would have resulted in subsequent Plan Years in the Benefit Deferral Period. In the event a

     Participant elects to increase the previously elected reduction of Direct Cash Compensation pursuant to this Section 4.1(d), the Participant, in his sole discretion, shall determine the allocation of any such increase as between said Participant's Annual Base Salary and Bonus paid during the year of such increase.

               (e) Maximum Reduction in Direct Cash Compensation. A Participant
                   ---------------------------------------------
     may not elect a Cumulative Deferral Amount or an increase in reduction of Direct Cash Compensation pursuant to Section 4.1(d), or any combination of the two, that would cause the aggregate total reduction in Direct Cash Compensation in any Plan Year with respect to all Benefit Units to exceed one hundred percent (100%) of the excess of (i) the Direct Cash Compensation otherwise payable during such Plan Year, over (ii) the sum of amounts required by federal, state or local law to be withheld by the Employer from such Direct Cash Compensation. In the event that a Participant elects a Cumulative Deferral Amount or increase in reduction of Direct Cash Compensation in an amount in excess of the amount allowable pursuant to the previous sentence, the elected amount shall automatically be reduced to comply with such limitation.

               (f) Enrollment in Benefit Unit. For purposes of the Plan, a
                   --------------------------
     Benefit Unit shall be deemed to be a Benefit Unit in which a Participant is enrolled only as of and after the first day of the Benefit Deferral Period with respect to such Benefit Unit.

          4.2  Employer Augmentation Contribution. For each Plan Year in a
               ----------------------------------
Benefit Deferral Period, the Employer shall contribute to the Deferral Accounts of a Participant an aggregate amount equal to four and one-quarter percent (4.25%) of the Participant's annual deferrals under this Plan for the Plan Year (the "Employer Augmentation Contribution"). The Employer Augmentation Contribution shall be credited to the Deferral Accounts of a Participant, at a rate equal to four and one-quarter percent (4.25%) of the Participant's deferrals, at the same time as the Participant's deferrals are credited to his Deferral Accounts. The Employer Augmentation Contribution is intended to compensate for the loss of any future benefits from the Retirement Plan and the Savings Plan which result from the reduction in the Participant's Direct Cash Compensation pursuant to this Plan. No Employer Augmentation Contribution will be made to any Participant's Deferral Account for any Plan Year in which the Participant is receiving an Employer Special Contribution.

          4.3  Deferral Accounts. The Committee shall establish and maintain a
               -----------------
separate Deferral Account for each of a Participant's Benefit Units. The amount by which a Participant's Direct Cash Compensation is reduced pursuant to Section
4.1 with respect to each Benefit Unit shall be credited by the Employer to the Participant's Deferral Account for such Benefit Unit no later than the first day of the month following the month in which such Direct Cash Compensation would otherwise have been paid. The amount of Employer Augmentation Contribution provided for by Section 4.2 with respect to each Benefit Unit shall be credited to the Deferral Account for such Benefit Unit in accordance with Section 4.2. The Deferral Account for a Benefit Unit shall be debited by the amount of any payments made by the Employer to the Participant or the Beneficiary with respect to such Benefit Unit pursuant to this Plan.

               (a) Interest on Deferral Accounts. Various types of returns will
                   -----------------------------
     be credited on Deferral Accounts prior to commencement of payment of benefits depending on the Deferral Option which a Participant chooses, as described below.

                    (i) Option A. Under Option A, the Declared Rate for Option A
                        --------
          established by Article 2 shall be credited monthly to the Deferral Account at the rate of one-twelfth (1/12) of the Declared Rate, and all such interest shall be compounded to the Deferral Account annually.

                    (ii) Option B. Under Option B, a Participant may elect to
                         --------
          credit the deferrals to any combination of Declared Rates in 25% increments, as long as the total does not exceed 100% of the deferrals. The Participant's Deferral Accounts will be credited with a rate of return (positive or negative) based on the Declared Rate(s) which he elects. The rate of return (positive or negative) will be credited monthly to Deferral Accounts at one-third of the quarterly Declared Rate(s). Notwithstanding the foregoing provision or any other provision of this Plan, the Committee, in its sole discretion, may credit a Participant's Deferral Accounts based on monthly Declared Rate (s).

          A Participant may change his Declared Rate(s) election under Option B twice a year effective as of the following June 1 and December 1 of each year by filing a written notice with the Committee at least 30 days in advance. Under Option B, Deferral Accounts are subject to greater investment risk because the actual performance of the investment fund that is chosen to measure the Declared Rate may be either positive or negative and either more or less than the Option A Declared Rate. Deferral Account balances will not necessarily be invested in these investment funds by the Company, even though the actual performance of the investment fund that is chosen to measure the Declared Rate will determine the rate of return (positive or negative) on the Participant's Deferral Account.

          4.4  Valuation of Accounts. The value of a Deferral Account as of any
               ---------------------
date shall equal the amounts theretofore credited to such account, plus the interest deemed to be earned on such account in accordance with Section 4.3 through the day preceding such date, less the amounts theretofore debited to such account.

          4.5  Statement of Accounts. The Committee shall submit to each
               ---------------------
Participant, within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Deferral Accounts. Each statement of account shall show the Participant's deferrals, the Employer Augmentation Contributions, and the interest credited to the Participant's Deferral Account.

          4.6  Employer Special Contributions. Beginning with the 1995 Plan
               -------------------------------
Year, a Participant who meets the eligibility requirements set forth in Section 4.6(a) below shall be entitled to annual Employer contributions for each Plan Year in the Benefit Deferral Period to the Participant's Deferral Account with respect to an Outstanding Benefit Unit in an amount to be determined in accordance with Section 4.6(b) below ("Employer Special Contributions").

               (a) Eligibility Requirements.  No Employer Special Contribution
                   ------------------------
     shall be made to a Participant's Deferral Account with respect to an Outstanding Benefit Unit for a particular Plan Year unless:

                    (i) the Participant was a corporate officer of the Employer on the date of the Authorization Form with respect to the Outstanding Benefit Unit, except as provided in Section 4.6(e) below; and

                    (ii) the Cumulative Deferral Amount for the Outstanding Benefit Unit plus the product of (A) the maximum pre-tax contribution allowable for the Participant under the Savings Plan for the first Plan Year in the Benefit Deferral Period for such Outstanding Benefit Unit (or, for Participants who are not eligible to participate in the Savings Plan during the first Plan Year of the Benefit Deferral Period, the maximum pre-tax contribution that would be allowable for such Participant under the Savings Plan if the Participant were eligible) and (B) the number of Plan Years in such Benefit Deferral Period, is at least equal to the product of (X) six percent (6%) times
          (Y) the Participant's Annual Base Salary on the date of the Authorization Form with respect to the Outstanding

          Benefit Unit times (Z) the number of Plan Years in the Benefit Deferral Period (excluding the 1993 Plan Year); and

                    (iii) the Participant is employed by the Employer on the last day of the Plan Year in question.

               (b) Amount of Employer Special Contributions.  The amount of an
                   ----------------------------------------
     Employer Special Contribution for a particular Plan Year shall equal three percent (3%) of (i) the Participant's combined Annual Base Salary and Bonus which would have been paid during the Plan Year before reduction for contributions to this Plan and the Savings Plan minus (ii) an amount which is equal to the limit on annual compensation (as adjusted from time to time) which may be taken into account under the Savings Plan for such Plan Year pursuant to Section 401(a)(17) of the Internal Revenue Code of 1986, as amended ("Code").

               (c) Timing of Employer Special Contributions.  The Employer
                   ----------------------------------------
     Special Contributions shall be credited to the Deferral Account for the Outstanding Benefit Unit for each of the Plan Years in the Benefit Deferral Period as of the last day of the Plan Year.

               (d) Special Provisions for Overlapping Benefit Units.  The
                   ------------------------------------------------
     foregoing provisions of this Section 4.6 will apply to all Outstanding Benefit Units, including any Overlapping Benefit Unit; provided, however, that (i) the Employer Special Contributions relating to the Overlapping Benefit Unit shall not begin until the first Plan Year of the Non-Overlapping Benefit Deferral Period, and (ii) in order to be eligible for Employer Special Contributions during the Non-Overlapping Benefit Period, the Participant will be deemed to have met the eligibility requirement set forth in Section 4.6(a)(ii) if the Cumulative Deferral Amount for the Overlapping Benefit Unit plus the product of (A) the maximum pre-tax contribution allowable for the Participant under the Savings Plan for the first Plan Year in the Benefit Deferral Period for such Overlapping
     Benefit Unit (or, for Participants who are not eligible to participate in the Savings Plan during the first Plan Year of the Benefit Deferral
     Period, the maximum pre-tax contribution that would be allowable for such Participant under the Savings Plan if the Participant were eligible) and (B) the number of Plan Years in the Benefit Deferral Period, is at least equal to the product of (X) six percent (6%) times (Y) the Participant's Annual Base Salary on the date of the Authorization Form with respect to the Outstanding Benefit Unit times (Z) the number of Plan Years in the Non-Overlapping Benefit Deferral Period.

               (e) Special Provisions for New Corporate Officers.
                   ---------------------------------------------

               A New Corporate Officer who otherwise meets the eligibility requirements set forth in Section 4.6(a) shall be entitled to the Employer Special Contributions provided for in this Section 4.6 as of the first day of the Plan Year immediately following the Plan Year in which the Participant becomes a New Corporate Officer; provided, however, that_for purposes of determining whether the requirement of Section 4.6(a)(ii) has been met, (i) the Company will add to the Cumulative Deferral Amount for the Outstanding Benefit Unit any additional Cumulative Deferral Amount that the New Corporate Officer may elect pursuant to any new Benefit Unit which shall be offered to the New Corporate Officer at the time he or she becomes a New Corporate Officer, and (ii) the Annual Base Salary to be used for the New Corporate Officer shall be such New Corporate Officer's Annual Base Salary on the date that he or she becomes a New Corporate Officer. The Company shall be required to offer a new Benefit Unit to the New Corporate Officer if his or her Outstanding Benefit Units at the time he or she becomes a New Corporate Officer would not otherwise qualify such New Corporate Officer for Employer Special Contributions under this Section 4.6(a).

               (f) Termination of Employer Special Contributions.  The
                   ---------------------------------------------
     Employer's obligation to make Employer Special Contributions shall cease upon the Participant's termination of employment with the Company for any reason or upon the Participant's termination pursuant to Section 5.3(b) of the Outstanding Benefit Unit.

               (g) Plan Years 1993 and 1994.  Nothing in this Section 4.6 shall
                   ------------------------
     be construed to alter Savings Plan Alternative Contributions and interest thereon previously credited to Participants' Deferral Accounts in the 1993 and 1994 Plan Years.

                                   ARTICLE 5
                                   BENEFITS

          5.1   Retirement Benefit. A Participant is eligible for a Retirement
                ------------------
Benefit under this Plan with respect to a Benefit Unit when he has satisfied all of the requirements for Normal Retirement or Early Retirement (as defined in Article 2) with respect to the Benefit Unit. The Retirement Benefit for a Benefit Unit will be based on the total value of the Deferral Account for the Benefit Unit. In addition to the interest credited under Section 4.3(a)(i), Deferral Accounts under Option A will be credited with additional interest equal to 25% of the Declared Rate for each Plan Year prior to commencement of payment of the Retirement Benefit.

          The Retirement Benefit will be paid beginning on the date and in the manner which the Participant elects when he enrolls in a Benefit Unit. This election may not be changed at any time by the Participant. A Participant may elect to receive his Retirement Benefit at retirement or on a specified date after retirement in either a lump sum or installments over a specified number of years or a combination of a lump sum payment and installment payments; provided, however, that the maximum payout period for Retirement Benefits shall be subject to Section 5.8. In the event a payout election period exceeds the maximum period permitted by Section 5.8, the elected payout period shall be reduced to the maximum period permitted by Section 5.8. All installment payments will be calculated on an annual basis but_paid in such intervals as may be determined by the Committee, provided that such intervals shall not be less frequent than quarterly.

          Under Option A, if a Participant elects to receive his Retirement Benefit in installment payments, interest will continue to be credited on the unpaid Deferral Account balance at a rate equal to 125% of the average of the Declared Rates for the five Plan Years prior to payment of the initial installment of the Retirement Benefit.

          Under Option B, if a Participant elects to receive his Retirement Benefit in installment payments, the payments will be made in such intervals as may be determined by the Committee, provided that such intervals shall not be less frequent than quarterly, based on the Deferral Account balance at the beginning of the payment period. The payments will be redetermined annually by dividing the Participant's current Deferral Account balance at the beginning of the year by the number of remaining years in the payment period based on the Participant's retirement payment election. The rate of return (positive or negative) during any payment year will be credited during the year on the unpaid Deferral Account balance at the applicable Declared Rate(s). A Participant may continue to change his Declared Rate(s) election twice a year, effective as of the following June 1 or December 1 of each year by filing a written notice with the Company at least 30 days in advance, as long as he has a remaining Deferral Account balance.

          5.2   Disability. If a Participant suffers a Disability, Participant
                ----------
deferrals and Employer Augmentation Contributions that otherwise would have been credited to the Participant's Deferral Accounts will cease during such Disability. The Participant's Deferral Accounts will continue to earn interest at the Declared Rate(s) which he has chosen. The Participant's Deferral Account balances will be distributed as a Retirement Benefit, Termination Benefit or Survivor Benefit, whichever is applicable, beginning on the date and in the form which the Participant elected in his Authorization Form. In the sole discretion of the Committee, the Employer may commence payments on an earlier date. For the sole purpose of determining eligibility to receive Retirement Benefits, deferrals which a Participant failed to make during a period of Disability will be disregarded in determining whether the Participant has completed deferrals of the full Cumulative Deferral Amount for a Benefit Unit. If a Participant recovers from a Disability and returns to employment with the Employer during the Benefit Deferral Period for a Benefit Unit, the Participant shall resume making deferrals for the remaining years of the Benefit Deferral Period, but the Benefit Deferral Period shall not be extended on account of the Disability.

          5.3   Termination Benefit.
                -------------------

               (a) Certain Terminations of Employment. With respect to any
                   ----------------------------------
     Benefit Unit, if a Participant (i) ceases to be an Employee for any reason other than death, Disability or Normal or Early Retirement, or (ii) fails to return to the status of an Employee within sixty (60) days following recovery from a Disability prior to Normal or Early Retirement, the Employer shall pay to the Participant in one lump sum an amount (the "Termination Benefit" ) equal to the value of the Deferral Account for such Benefit Unit. In computing the Termination Benefit, the value of the Deferral Account will be based on interest at the applicable Declared Rate, not including the value of the additional interest referred to in Section
     5.1. The Participant shall be entitled to no further benefits under this Plan for such Benefit Units.

               (b) Termination of a Benefit Unit. With the written consent of
                   -----------------------------
     the Committee, a Participant may terminate enrollment in a Benefit Unit by filing with the Committee a written request to so terminate the Benefit Unit. Upon termination of enrollment in a Benefit Unit, no further reductions shall be made in the Participant's Direct Cash Compensation pursuant to the Authorization Form with respect to such Benefit Unit, and the Participant shall immediately cease to be eligible for any benefits with respect to such Benefit Unit, other than the Termination Benefit. No other benefit shall be payable to either the Participant or any Beneficiary of such Participant with respect to the terminated Benefit Unit. In its sole discretion, the Committee may pay the Termination Benefit with respect to a terminated Benefit Unit on a date earlier than a Participant's termination of employment with the Employer, with such Termination Benefit to be calculated as if the Participant had terminated employment with the Employer on the date of such payment.

          5.4  Survivor Benefits.
               -----------------

               (a) Pre-Retirement. If a Participant dies and has not yet
                   --------------
     commenced to receive Retirement Benefit payments with respect to a Benefit Unit, a Survivor Benefit will be paid to his Beneficiary in annual installments over five years except as set forth below. The aggregate Survivor Benefit will be equal to the Deferral Account balance for the Benefit Unit. The annual Survivor Benefit payments shall be redetermined each year based upon the value of the Deferral Account at that time, plus the expected interest based on the interest rate that is established by the Company each year for the remaining period of installment payments. Interest will be credited on the unpaid balance in the Deferral Account under Option A and Option B as follows:

                    (i) Option A. A Deferral Account under Option A will be
                        --------
          credited with interest for each Plan Year before the Participant's death equal to 125% of the Declared Rate. If the Deferral Account credited with interest pursuant to the previous sentence is $50,000 or less for a Beneficiary, the Company, in its sole discretion, may elect to pay said amount in a lump sum. If the aforementioned lump sum payment is not made, or if the Deferral Account for a Beneficiary exceeds $50,000, said Beneficiaries shall receive their Survivor Benefits in five (5) annual installments with interest credited after the Participant's death on the unpaid balance at a rate to be determined each year by the Company, but in no case less than 7% per annum. All such interest shall be credited and compounded as is required for Option A deferrals.

                    (ii) Option B. A Deferral Account under Option B will be
                         --------
          credited with interest equal to the Declared Rate for each Plan Year before the Participant's death. If the Deferral Account credited with interest pursuant to the previous sentence is $50,000 or less for a Beneficiary, the Company, in its sole discretion, may elect to pay said amount in a lump sum. If the aforementioned lump sum payment is not made, or if the Deferral Account for a Beneficiary exceeds $50,000, said Beneficiaries shall receive their Survivor Benefits in five (5) annual installments with interest credited after the Participant's death on the unpaid balance at a rate to be determined each year by the Company, but in no case less than 7% per annum. All such interest shall be credited and compounded as is required for Option A deferrals.

               (b) Post-Retirement. If a Participant dies after he has commenced
                   ---------------
     to receive a Retirement Benefit with respect to a Benefit Unit, his Beneficiary will be entitled to receive a Survivor Benefit with respect to the Benefit Unit under Option A and Option B as follows:

                    (i) Option A. The Participant's Beneficiary will be entitled
                        --------
          to receive the remaining installments of the Retirement Benefit which would have been paid to the Participant with respect to the Benefit Unit if the Participant had survived based upon interest that would have been credited on unpaid amounts if the Participant had survived.

                    (ii) Option B. The Participant's Beneficiary will be
                         --------
          entitled to receive a Survivor Benefit equal to the Deferral Account balance for the Benefit Unit, which will be paid in annual installments over five years. After the Participant's death, interest will be credited on the unpaid balance in the Deferral Account at a rate to be determined each year by the Company, but in no event less than 7% per annum.

               (c) Large Survivor Benefit. If the aggregate Deferral Account
                   ----------------------
     balances which are payable to a Beneficiary as a Survivor Benefit for all of the Participant's Benefit Units exceed $500,000, the Survivor Benefit for each Benefit Unit shall be payable to the Beneficiary over the number of years (if more than five years) which the Participant elected for payment of his Retirement Benefit.

          5.5  Emergency Benefit. In the event that the Committee, upon written
               -----------------
petition of the Participant or Beneficiary, determines, in its sole discretion, that the Participant or Beneficiary has suffered an unforeseeable financial emergency, the Employer shall pay to the Participant or Beneficiary, as soon as practicable following such determination, an amount necessary to meet the emergency not in excess of the Termination Benefit to which the Participant would have been entitled pursuant to Section 5.3 if said Participant had a termination of service on the date of such determination (the "Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. An unforeseeable financial emergency for purposes of this Plan shall exist for any Participant or Beneficiary who is deemed to be in constructive receipt of income on account of deferred benefits payable under the terms of the Plan, and in such event all deferred benefits giving rise to said constructive receipt of income shall be paid to the Participant or Beneficiary in question. Notwithstanding the foregoing, the final determination by the Internal Revenue Service ("IRS") or court of competent jurisdiction, all time for appeal having lapsed, that the Employer is not the owner of the assets of the Rabbi Trust, with the result that the income of the Rabbi Trust is not treated as income of the Company pursuant to Sections 671 through 679 of the Code, or the final determination by (i) the IRS, (ii) a court of competent jurisdiction, all time for appeal having lapsed, or (iii) counsel to the Company that a federal tax is payable by the Participant or Beneficiary with respect to assets of the Rabbi Trust or the Participant's or Beneficiary's Deferral Accounts prior to the distribution of those assets or Deferral Accounts to the Participant or Beneficiary shall in any event constitute an unforeseeable financial emergency entitling such Participant or Beneficiary to an Emergency Benefit provided for in this Section. Cash needs arising from foreseeable events such as the purchase of a home or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. The amount of benefits otherwise payable under the Plan shall thereafter be adjusted to reflect the reduction of a Deferral Account due to the early payment of the Emergency Benefit.

          5.6  Small Benefit. Notwithstanding anything herein to the contrary,
               -------------
in the event the total amount owed to a Participant or a Beneficiary after the Participant ceases to be an Employee is $50,000 or less, the Company, in its sole discretion, may elect to distribute any such amount in a single lump sum payment.

          5.7  Withholding; Unemployment Taxes. To the extent required by the
               -------------------------------
law in effect at the time payments are made, the Employer shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.

          5.8  Maximum Payout Period. Notwithstanding any Eligible Employee's
               ---------------------
election to the contrary, the maximum number of years over which benefits may be paid from the Plan shall be limited as follows: (i) Retirement Age 55 receives lump sum; (ii) Retirement Ages 56 and 57 may receive benefits in a lump sum or for five years; (iii) Retirement Ages 58 and 59 may receive benefits in a lump sum or for five or ten years; (iv) Retirement Ages 60 and 61 may receive benefits in a lump sum or for five, ten, or fifteen years; and (v) Retirement Ages 62 and above may receive benefits in a lump sum or for five, ten, fifteen or twenty years.

          5.9  Discounted Cash Out Election
               ----------------------------

               (a) During the course of any Plan Year prior to the date on which a Participant ceases employment with the Company, the Participant may make one election to receive all or part of the Participant's Deferral Account(s) in a single lump-sum payment that shall be paid within fifteen (15) days after the end of the month in which the Participant files a written election to receive a discounted lump sum payment pursuant to this Section 5.9 (a). Interest on the amount elected to be withdrawn from such Deferral Accounts shall cease to accrue at this end of the month in which the Discounted Cash Out Election is made. The requirements for a valid Discounted Cash Out Election and the manner of determining the amount to be paid to a Participant who makes a pre-retirement Discounted Cash Out Election are as follows:

                    (i) The Discounted Cash Out Election must be for an amount of $200,000 or greater, unless a Participant has a Deferral Account for a Benefit Unit worth less than $200,000 at the time of the Discounted Cash Out Election in which case the amount of the Discounted Cash Out Election may be equal to 100% of the Deferral Account for the Benefit Unit in question.

                    (ii) The amount available for the Discounted Cash Out Election shall be determined by establishing the value of the Participant's Deferral Account for the Benefit Unit (including the rate of interest to be credited pursuant to Section 4.3) as if the Participant ceased employment with the Company on the last day of the month during which the Participant executes a written Discounted Cash Out Election.

                    (iii) If a Participant elects to receive his entire Deferral Account for a Benefit Unit via a Discounted Cash Out Election, the Participant's Deferral Account for the Benefit Unit shall be deemed fully distributed to the Participant. The amount, however, actually distributed to the Participant shall be the amount of the Deferral Account for the Benefit Unit less a penalty equal to six percent (6%) of the amount otherwise distributable.

                    (iv) If a Participant elects to receive $200,000, or some higher dollar amount of his Deferral Account for a Benefit Unit, the amount elected shall be deemed distributed to the Participant. The amount, however, actually distributed to the Participant shall be the elected amount less a penalty equal to six percent (6%) of the elected amount.

               (b) During the course of any Plan Year following a Participant's Early or Normal Retirement date, the Participant or the Beneficiary may make up to two elections to receive all or part of the Participant's Deferral Account(s) in single lump sum payments that shall be paid within fifteen (15) days after the end of the month in which the Participant or Beneficiary files a written election to receive a discounted lump sum payment pursuant to this Section 5.9(b). Interest on the amount elected to be withdrawn from such Deferral Account(s) shall cease to accrue at the end of the month in which the Discounted Cash Out Election is made. The requirements for a valid Discounted Cash Out Election and the manner of determining the amount to be paid to a Participant or Beneficiary who makes a post-retirement Discounted Cash Out Election are as follows:

                    (i) The Discounted Cash Out Election must be for an amount of $200,000 or greater, unless a Participant or Beneficiary has a Deferral Account for a Benefit Unit worth less than $200,000 at the time of the Discounted Cash Out Election in which case the amount of the Discounted Cash Out Election may be equal to 100% of the Deferral Account for the Benefit Unit in question.

                    (ii) If a Participant or Beneficiary elects to receive his entire Deferral Account for a Benefit Unit via a Discounted Cash Out Election, the Participant's or Beneficiary's Deferral Account for the Benefit Unit shall be deemed fully distributed to the Participant or Beneficiary. The amount, however, actually distributed to the electing Participant or Beneficiary shall be the amount of the Deferral Account for the_Benefit Unit less a penalty equal to six percent (6%) of the amount otherwise distributable.

                    (iii) If a Participant or Beneficiary elects to receive $200,000 or some higher dollar amount of his Deferral

          Account, the amount elected shall be deemed fully distributed to the Participant or Beneficiary. The amount, however, actually distributed to the Participant or Beneficiary shall be the elected amount less a penalty equal to six percent (6%) of the elected amount.

                    (iv) If a Participant or Beneficiary makes a Discounted Cash Out Election(s) or receives payment(s) of an Emergency Benefit and a portion of a Deferral Account for a Benefit Unit remains unpaid, future monthly benefit payments shall be reduced to reflect the withdrawal of part of the Deferral Account and there shall be no reduction in the previously scheduled number of monthly benefit payments.

                                   ARTICLE 6
                            BENEFICIARY DESIGNATION

          Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payment under this Plan shall be made in the event of Participant's death prior to complete distribution to Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee.

          The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke such designation unless in the case of divorce the previous spouse or a trust for said previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse or a trust for said new spouse had previously been designated as Beneficiary.

          If a Participant fails to designate a Beneficiary as provided above, or if his Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Committee shall direct the distribution of such benefits to the Participant's estate.

                                   ARTICLE 7
                       AMENDMENT OR TERMINATION OF PLAN

          The Chairman and Chief Executive Officer of the Company may amend the Plan; provided, however, that (i) no such amendment shall be effective to decrease the benefits accrued by any Participant or Beneficiary of a deceased Participant (including, but not limited to, the rate of interest credited to the Deferral Accounts) prior to the Plan Year commencing after the date of such amendment; (ii) no such amendment shall decrease the Declared Rates established by Section 4.3(a); (iii) Section 5.1 may not be amended; (iv) the definition of Declared Rate may not be amended; and (v) the other substantive provisions of the Plan related to the calculation of benefits or the manner or timing of payments to be made under the Plan shall not be amended so as to prejudice the rights of any Participant or Beneficiary of a deceased Participant.

          Notwithstanding any terms herein to the contrary, the Company may not terminate the Plan. The Company shall not have any obligation to, but may, in its discretion, allow additional deferrals into this Plan.

                                   ARTICLE 8
                                 MISCELLANEOUS

          8.1   Unsecured General Creditor. The Company intends to establish
                --------------------------
and fund the Avery Dennison Corporation Executive Compensation Trust ("Rabbi Trust"). The assets of the Rabbi Trust shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from the Rabbi Trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in an specific property or assets of Employer, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by Employer ("Policies"). Apart from the Rabbi Trust, such Policies or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this
                            -
Plan. Any and all of the Employer's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of Employer to pay money in the future.

          8.2   Obligations To Employer. If a Participant becomes entitled to a
                -----------------------
distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Employer, then the Employer may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

          8.3   Nonassignability. Neither a Participant nor any other person
                ----------------
shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable, hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

          8.4   Employment Not Guaranteed. Nothing contained in this Plan nor
                -------------------------
any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in the employ of the Company.

          8.5   Protective Provisions. Each Participant shall cooperate with the
                ---------------------
Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Employer may deem necessary and taking such other relevant action as may be requested by the Employer. If a Participant refuses so to cooperate, the Employer shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the cumulative reductions in Direct Cash compensation theretofore made pursuant to this Plan. If a Participant commits suicide during the two (2) year period beginning on the later of (a) the first day on which he participates in the Plan or (b) the first day of the Participant's Benefit Deferral Period for any new Benefit Unit under the Plan, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits with respect to any affected Benefit Unit will be payable hereunder to such Participant of the cumulative reductions in Direct Cash Compensation theretofore made pursuant to this Plan, provided, that in the Employer's sole discretion, benefits may be payable in an amount reduced to compensate the Employer for any loss, cost, damage or expense suffered or incurred by the Employer as a result in any way of any such action, misstatement or nondisclosure.

          8.6   Gender, Singular & Plural. All pronouns and any variations
                -------------------------
thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

          8.7   Captions. The captions of the articles, sections, and
                --------
paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          8.8   Validity. In the event any provision of this Plan is held
                --------
invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

          8.9   Notice. Any notice or filing required or permitted to be given
                ------
to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Employer, directed to the attention of the Vice President, General Counsel and Secretary of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

          8.10  Applicable Law. This Plan shall be governed and construed in
                --------------
accordance with the laws of the State of California